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                                                                     Exhibit 5.1


                                          February 24, 1998



Energy East Corporation


One Commerce Plaza

Suite 2006A 20th Floor

Albany, New York 12260

Ladies and Gentlemen:


    We have acted as counsel for Energy East Corporation (formerly known as NGE Resources, Inc.) (the "Company") in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 76,000,000 shares of the Company's Common Stock, with a par value of One Cent ($.01) per share (the "Common Stock"), which are issuable upon the consummation of, and subsequent to, the Share Exchange contemplated by the Agreement and Plan of Share Exchange (the "Plan of Exchange") between the Company and New York State Electric & Gas Corporation, filed as Exhibit A to the Proxy Statement and Prospectus which forms a part of the Registration Statement. All capitalized terms not otherwise defined herein have the same meanings as defined in the Registration Statement.


    As counsel to the Company, we are generally familiar with its corporate proceedings and have examined the Registration Statement and the Plan of Exchange and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In addition, we have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

    In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.


    Based on the foregoing and upon such further examination of corporate records and documents and matters of law as we have considered necessary or desirable for the purposes of this opinion, it is our opinion that the Common Stock, when issued in accordance with the terms of the Plan of Exchange, at the Effective Time of the Share Exchange, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.


    The opinion expressed herein is limited to the laws of the State of New York and to applicable United States federal law and we express no opinion as to the laws of any other jurisdiction.

    We hereby consent to the making of the statements with reference to our firm under the heading "Legal Opinions" in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          Huber Lawrence & Abell